-more- Aug. 3, 2026 ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Record NGL Raw Feed Throughput Volumes ONEOK Increases 2026 Financial Guidance TULSA, Okla. - Aug. 3, 2026 - ONEOK, Inc. (NYSE: OKE) today announced higher second- quarter 2026 results and increased 2026 financial guidance. Unless otherwise noted, all results are compared with the same period in 2025. Highlights: • Higher second-quarter 2026 results: ◦ 13% increase in net income to $967 million, resulting in $1.53 per diluted share ◦ 7% increase in adjusted EBITDA to $2.12 billion • Volume highlights: ◦ 8% increase in refined products volumes shipped ◦ 7% increase in NGL raw feed throughput volumes, including a 15% increase in the Gulf Coast/Permian region ◦ 2% increase in natural gas volumes processed • Greater Denver refined products pipeline expansion mechanically complete early August 2026 Guidance Increase: • Net income increased to a midpoint of $3.6 billion • Earnings per diluted share increased to a midpoint of $5.68 • Adjusted EBITDA increased to a midpoint of $8.35 billion The increase in financial guidance reflects continued strong business segment performance and strategic opportunities across ONEOK’s system supported by a constructive market environment. ONEOK increased 2026 net income guidance to a range of $3.41 billion to $3.79 billion. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) guidance increased to a range of $8.2 billion to $8.5 billion. Exhibit 99.1

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7%

Aug. 3, 2026

Page 2

Total 2026 capital expenditure guidance remains unchanged at approximately $2.7 billion to $3.2 billion.

"Higher volumes across ONEOK's businesses, including record NGL volumes, drove another consecutive quarter of earnings growth," said Pierce H. Norton II, ONEOK president and CEO. "These results reflect the strength of our integrated system, the dedication of our employees and our ability to optimize our network and capture opportunities across the value chain."

"Several strategic growth projects across our footprint are nearing completion, expanding connectivity across key markets and strengthening our ability to serve customers and communities," added Norton. "Combined with strong market fundamentals across our business, these investments build momentum into the second half of 2026, support our second guidance increase this year and reinforce our ability to deliver long-term value to stakeholders."

SECOND-QUARTER 2026 FINANCIAL HIGHLIGHTS:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	**2025**	**2026**	**2025**
	(Millions of dollars, except per share amounts)			
Net income (a) (b)	**$ 967**	$ 853	**$ 1,743**	$ 1,544
Net income attributable to ONEOK (a) (b)	**$ 966**	$ 841	**$ 1,740**	$ 1,477
Diluted earnings per common share (a)	**$ 1.53**	$ 1.34	**$ 2.75**	$ 2.38
Adjusted EBITDA (c)	**$ 2,121**	$ 1,981	**$ 4,118**	$ 3,756
Operating income	**$ 1,593**	$ 1,431	**$ 3,021**	$ 2,651
Operating costs	**$ 823**	$ 706	**$ 1,569**	$ 1,458
Depreciation and amortization	**$ 387**	$ 368	**$ 765**	$ 748
Equity in net earnings from investments	**$ 103**	$ 81	**$ 192**	$ 189
Maintenance capital	**$ 101**	$ 126	**$ 229**	$ 200
Capital expenditures (includes maintenance)	**$ 613**	$ 749	**$ 1,477**	$ 1,378

(a) Amounts for the six months ended June 30, 2026, include a pretax noncash charge of $60 million related to the impairment of a joint-venture (JV) investment in the Refined Products and Crude segment.
(b) Amounts for the three and six months ended June 30, 2025, include pretax impacts of $22 million and $64 million, respectively, of transaction costs.
(c) Amounts for the three and six months ended June 30, 2025, include $21 million and $52 million, respectively, of transaction costs. Transaction costs of $1 million and $12 million, respectively, were noncash and not included in adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure used in this release and is explained in greater detail in the Non-GAAP Financial Measures section.

Second-Quarter 2026 Financial Performance:

ONEOK reported second-quarter 2026 net income and adjusted EBITDA of $967 million and $2.12 billion, respectively.

Results benefited from record quarterly natural gas liquids (NGLs) volumes and higher natural gas processing and refined products volumes across ONEOK's system. Increased optimization and marketing activity in the Natural Gas Pipelines, Refined Products and Crude and Natural Gas Liquids segments also benefited second-quarter results.

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ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 3 -more- In July 2026, ONEOK declared a quarterly dividend of $1.07 per share, or $4.28 per share annualized. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 659 $ 673 $ 1,365 $ 1,308 Capital expenditures $ 202 $ 135 $ 512 $ 306 The decrease in second-quarter 2026 adjusted EBITDA, compared with second quarter 2025, primarily reflects: • An $18 million increase in operating costs due primarily to $9 million from higher employee-related costs and $8 million from higher outside services associated with the growth of ONEOK’s operations; and • A $6 million decrease in transportation and storage due primarily to lower volumes; offset by • An $11 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; and • A $2 million increase in exchange services due primarily to: ◦ $28 million from higher volumes across ONEOK’s system; ◦ $12 million from higher transportation and fractionation costs; ◦ $11 million due primarily to fewer product price differentials captured. The increase in adjusted EBITDA for the six-month 2026 period, compared with the same period last year, primarily reflects: • A $53 million increase in optimization and marketing due primarily to higher earnings on sales of purity NGLs held in inventory; and • A $26 million increase in exchange services due primarily to: ◦ $119 million from higher volumes across ONEOK’s system; ◦ $71 million from lower average fee rates and narrower product price differentials in the Gulf Coast/Permian and Mid-Continent regions; ◦ $23 million of higher transportation and fractionation costs; • A $14 million increase in operating costs due primarily to the growth of ONEOK’s operations; and • A $6 million decrease in transportation and storage due primarily to lower volumes.

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 4 -more- Refined Products and Crude Segment Three Months Ended Six Months Ended June 30, June 30, Refined Products and Crude Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 627 $ 557 $ 1,119 $ 1,028 Capital expenditures $ 191 $ 184 $ 371 $ 325 The increase in second-quarter 2026 adjusted EBITDA, compared with second quarter 2025, primarily reflects: • A $79 million increase in transportation and storage due primarily to higher refined products volumes and rates; and • A $40 million increase in optimization and marketing due primarily to $48 million from higher crude marketing earnings, offset partially by $8 million from lower liquids blending earnings; offset by • A $48 million increase in operating costs due primarily to: ◦ $14 million from higher outside services related to the timing of projects; ◦ $13 million from higher employee-related costs associated with the growth of ONEOK’s operations; ◦ $9 million from higher property taxes associated with the growth of ONEOK’s operations. The increase in adjusted EBITDA for the six-month 2026 period, compared with the same period last year, primarily reflects: • A $108 million increase in transportation and storage due primarily to higher refined products volumes and rates; and • A $64 million increase in optimization and marketing due primarily to $81 million from higher crude marketing earnings, offset partially by $17 million from lower liquids blending earnings; offset by • A $51 million increase in operating costs due primarily to: ◦ $17 million from higher employee-related costs associated with the growth of ONEOK’s operations; ◦ $16 million from higher outside services related to the timing of projects; ◦ $10 million from higher property taxes associated with the growth of ONEOK’s operations; and • A $23 million decrease in adjusted EBITDA from unconsolidated affiliates due primarily to losses on Powder Springs Logistics, a 50% owned joint venture.

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 5 -more- Natural Gas Gathering and Processing Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 546 $ 540 $ 1,013 $ 1,031 Capital expenditures $ 185 $ 341 $ 502 $ 582 The increase in second-quarter 2026 adjusted EBITDA, compared with second quarter 2025, primarily reflects: • A $20 million increase from higher volumes due to increased production in all regions; and • A $13 million increase due primarily to higher realized condensate prices, net of hedging, offset partially by lower realized NGL prices, net of hedging; offset by • A $22 million increase in operating costs due primarily to a $13 million methane fee accrual reversal in 2025 and $11 million from higher outside services related to the timing of projects. The decrease in adjusted EBITDA for the six-month 2026 period, compared with the same period last year, primarily reflects: • A $53 million decrease due primarily to lower realized NGL and natural gas prices, net of hedging, offset partially by higher realized condensate prices, net of hedging; and • An $8 million increase in operating costs due primarily to the growth of ONEOK’s operations; offset by • A $49 million increase from higher volumes due to increased production in all regions. Natural Gas Pipelines Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2026 2025 2026 2025 (Millions of dollars) Adjusted EBITDA $ 297 $ 188 $ 636 $ 400 Capital expenditures $ 15 $ 52 $ 61 $ 114

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 6 -more- The increase in second-quarter 2026 adjusted EBITDA, compared with second quarter 2025, primarily reflects: • A $77 million increase in optimization and marketing activity due primarily to favorable price differentials between the Waha Hub and Katy, Texas, markets; • A $19 million increase in transportation services due primarily to higher firm transportation revenue; and • A $17 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher earnings on Northern Border Pipeline and Matterhorn Express Pipeline. The increase in adjusted EBITDA for the six-month 2026 period, compared with the same period last year, primarily reflects: • A $169 million increase in optimization and marketing activity due primarily to favorable price differentials between the Waha Hub and Katy, Texas, markets; • A $42 million increase in transportation services due primarily to higher firm transportation revenue; and • A $34 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher earnings on Northern Border Pipeline and Matterhorn Express Pipeline. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on Aug. 4, 2026. The call will also be webcast. To participate in the conference call, dial 800-330-6710 and use confirmation code: 3334626, or log on to the webcast at www.oneok.com. If you are unable to participate in the conference call or the webcast, a recording will be available at www.oneok.com for one year. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 7 -more- includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables available on ONEOK’s website. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following:

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 8 -more- • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the economic or other impact of announced or future tariffs, including inflationary impacts; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability (including instability in the Middle East and Venezuela); • the impact of reduced volatility in energy prices or new government regulations that could discourage our storage customers from holding positions in Refined Products, crude oil and natural gas; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of scrutiny and conflicting stakeholder expectations regarding ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems, and terrorist attacks, including cyber sabotage; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to construct and/or operate certain joint-venture assets and to provide other services; • our ability to use net operating losses and certain tax attributes; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes;

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 9 -more- • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • our ability to effectively manage our expanded operations following closing of recent and potential future acquisitions; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • the risk factors listed in the reports we have filed and may file with the SEC. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Other than as required under securities laws, ONEOK undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. Contacts: Investor Relations: Megan Patterson 918-561-5325 ONEOKInvestorRelations@oneok.com Media Relations: Charlsey Phillips 918-510-1664 Media@oneok.com ###

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 10 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2026 2025 2026 2025 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 10,814 $ 6,726 $ 19,259 $ 13,638 Services and other 1,235 1,161 2,408 2,292 Total revenues 12,049 7,887 21,667 15,930 Cost of sales and fuel (exclusive of items shown separately below) 9,242 5,360 16,295 11,015 Operations and maintenance 715 618 1,349 1,273 Depreciation and amortization 387 368 765 748 General taxes 108 88 220 185 Transaction costs 4 22 11 64 Other operating expense (income), net — — 6 (6) Operating income 1,593 1,431 3,021 2,651 Equity in net earnings from investments 103 81 192 189 Impairment of equity investments — — (60) — Other income, net 4 39 7 41 Interest expense (net of capitalized interest of $35, $12, $62 and $22, respectively) (434) (438) (873) (880) Income before income taxes 1,266 1,113 2,287 2,001 Income taxes (299) (260) (544) (457) Net income 967 853 1,743 1,544 Less: Net income attributable to noncontrolling interests 1 12 3 67 Net income attributable to ONEOK $ 966 $ 841 $ 1,740 $ 1,477 Basic earnings per common share $ 1.53 $ 1.34 $ 2.76 $ 2.38 Diluted earnings per common share $ 1.53 $ 1.34 $ 2.75 $ 2.38 Average shares (millions) Basic 630.9 627.2 630.8 619.3 Diluted 632.0 628.1 631.8 620.3

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, Dec. 31, (Unaudited) 2026 2025 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 161 $ 78 Accounts receivable, net 3,550 3,010 Inventories 1,056 948 Other current assets 543 452 Total current assets 5,310 4,488 Property, plant and equipment Property, plant and equipment 57,094 55,489 Accumulated depreciation and amortization 8,320 7,628 Net property, plant and equipment 48,774 47,861 Other assets Investments in unconsolidated affiliates 3,139 2,889 Goodwill 8,058 8,058 Intangible assets, net 2,835 2,901 Other assets 433 444 Total other assets 14,465 14,292 Total assets $ 68,549 $ 66,641

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, Dec. 31, (Unaudited) 2026 2025 Liabilities, redeemable noncontrolling interests and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 750 $ 1,241 Short-term borrowings 1,499 820 Accounts payable 3,533 2,838 Accrued interest 459 499 Other current liabilities 963 967 Total current liabilities 7,204 6,365 Long-term debt, excluding current maturities 30,773 30,755 Deferred credits and other liabilities Deferred income taxes 6,892 6,349 Other deferred credits 599 603 Total deferred credits and other liabilities 7,491 6,952 Commitments and contingencies Redeemable noncontrolling interests in consolidated subsidiaries 44 — Equity Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 655,909,018 shares and outstanding 630,362,380 shares at June 30, 2026; issued 655,909,018 shares and outstanding 629,707,691 shares at Dec. 31, 2025 7 7 Paid-in capital 21,007 20,961 Accumulated other comprehensive loss (28) (27) Retained earnings 2,759 2,373 Treasury stock, at cost: 25,546,638 shares at June 30, 2026, and 26,201,327 shares at Dec. 31, 2025 (808) (829) Total ONEOK shareholders’ equity 22,937 22,485 Noncontrolling interests in consolidated subsidiaries 100 84 Total equity 23,037 22,569 Total liabilities, redeemable noncontrolling interests and equity $ 68,549 $ 66,641

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2026 2025 (Millions of dollars) Operating activities Net income $ 1,743 $ 1,544 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 765 748 Equity in net earnings from investments (192) (189) Impairment of equity investments 60 — Distributions received from unconsolidated affiliates 228 198 Deferred income taxes 545 394 Other, net 87 23 Changes in assets and liabilities: Accounts receivable (537) (153) Inventories, net of commodity imbalances (140) (140) Accounts payable 585 301 Other assets and liabilities, net (157) (297) Cash provided by operating activities 2,987 2,429 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,477) (1,378) Contributions to unconsolidated affiliates (353) (155) Other, net 41 25 Cash used in investing activities (1,789) (1,508) Financing activities Dividends paid (1,348) (1,287) Short-term borrowings, net 79 1,205 $1.2 billion term loan agreement borrowings 600 — Delaware Basin JV acquisition (10) (536) Extinguishment of long-term debt (491) (803) Other, net 55 (136) Cash used in financing activities (1,115) (1,557) Change in cash and cash equivalents 83 (636) Cash and cash equivalents at beginning of period 78 733 Cash and cash equivalents at end of period $ 161 $ 97

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7%

Aug. 3, 2026

Page 14

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended June 30,		Six Months Ended June 30,	
(Unaudited)	**2026**	**2025**	**2026**	**2025**
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 213**	$ 195	**$ 412**	$ 398
Depreciation and amortization	**$ 116**	$ 112	**$ 223**	$ 225
Adjusted EBITDA from unconsolidated affiliates	**$ 26**	$ 22	**$ 53**	$ 50
Adjusted EBITDA	**$ 659**	$ 673	**$ 1,365**	$ 1,308
Raw feed throughput (*MBbl/d*) (a)	**1,630**	1,527	**1,562**	1,411
Average Conway-to-Mont Belvieu Oil Price Information Service price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.03**	$ 0.02	**$ 0.02**	$ 0.01
Capital expenditures	**$ 202**	$ 135	**$ 512**	$ 306

(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	**2025**	**2026**	**2025**
Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	**$ 258**	$ 210	**$ 478**	$ 427
Depreciation and amortization	**$ 112**	$ 106	**$ 221**	$ 222
Adjusted EBITDA from unconsolidated affiliates	**$ 35**	$ 34	**$ 59**	$ 82
Adjusted EBITDA	**$ 627**	$ 557	**$ 1,119**	$ 1,028
Refined products volume shipped (*MBbl/d*) (a)	**1,629**	1,503	**1,598**	1,452
Crude oil volume shipped (*MBbl/d*) (a)	**1,766**	1,782	**1,690**	1,814
Capital expenditures	**$ 191**	$ 184	**$ 371**	$ 325

(a) Includes volumes for consolidated entities only.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	**2025**	**2026**	**2025**
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 251**	$ 229	**$ 487**	$ 479
Depreciation and amortization	**$ 126**	$ 122	**$ 261**	$ 248
Adjusted EBITDA from unconsolidated affiliates	**$ 1**	$ 1	**$ 2**	$ 3
Adjusted EBITDA	**$ 546**	$ 540	**$ 1,013**	$ 1,031
Natural gas processed (*MMcf/d*) (a)	**5,707**	5,573	**5,585**	5,412
Capital expenditures	**$ 185**	$ 341	**$ 502**	$ 582

(a) Includes volumes for consolidated entities and volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	**2025**	**2026**	**2025**
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 62**	$ 53	**$ 119**	$ 104
Depreciation and amortization	**$ 28**	$ 25	**$ 53**	$ 48
Adjusted EBITDA from unconsolidated affiliates	**$ 72**	$ 55	**$ 150**	$ 116
Adjusted EBITDA	**$ 297**	$ 188	**$ 636**	$ 400
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,735**	7,206	**7,786**	7,254
Transportation capacity contracted (a)	**92 %**	90 %	**92 %**	90 %
Capital expenditures	**$ 15**	$ 52	**$ 61**	$ 114

(a) Includes capacity contracted for consolidated entities only.

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ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 15 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2026 2025 2026 2025 (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 967 $ 853 $ 1,743 $ 1,544 Interest expense, net of capitalized interest 434 438 873 880 Depreciation and amortization 387 368 765 748 Income taxes 299 260 544 457 Adjusted EBITDA from unconsolidated affiliates 134 113 264 252 Equity in net earnings from investments (103) (81) (192) (189) Impairment of equity investments — — 60 — Noncash compensation expense and other (a) 3 30 61 64 Adjusted EBITDA $ 2,121 $ 1,981 $ 4,118 $ 3,756 Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment adjusted EBITDA: Natural Gas Gathering and Processing $ 546 $ 540 $ 1,013 $ 1,031 Natural Gas Liquids 659 673 1,365 1,308 Natural Gas Pipelines 297 188 636 400 Refined Products and Crude 627 557 1,119 1,028 Other (a) (8) 23 (15) (11) Adjusted EBITDA $ 2,121 $ 1,981 $ 4,118 $ 3,756 (a) The three months ended June 30, 2025, included transaction costs related primarily to the EnLink acquisition of $21 million included within other and $1 million included within noncash compensation expense and other. The six months ended June 30, 2025, included transaction costs related primarily to the EnLink acquisition of $52 million included within other and $12 million included within noncash compensation expense and other.

ONEOK Announces Higher Second-Quarter 2026 Earnings: Net Income up 13%, Adjusted EBITDA up 7% Aug. 3, 2026 Page 16 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Updated 2026 Guidance Range(a) (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 3,410 - $ 3,790 Interest expense, net of capitalized interest 1,775 - 1,725 Depreciation and amortization 1,600 - 1,530 Income taxes 1,065 - 1,185 Adjusted EBITDA from unconsolidated affiliates 550 - 530 Equity in net earnings from investments (375) - (425) Impairment of equity investments 60 - 60 Noncash compensation expense and other 115 - 105 Adjusted EBITDA $ 8,200 - $ 8,500 (a) Provided Aug. 3, 2026.